EXHIBIT 23.1

Consent of Odenberg Ullakko Muranishi & Co. LLP,
Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 30, 2007, except for note 17, which is as of June 26, 2007 relating to the consolidated financial statements of Zap, which report appears in such Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

Odenberg Ullakko Muranishi & Co. LLP

San Francisco, California

June 29, 2007